As filed with the Securities and Exchange Commission on September 21, 2012

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3021850 (I.R.S. Employer Identification No.)

32000 Aurora Road

Solon, Ohio 44139

(Address of principal executive offices) (Zip code)

Energy Focus, Inc. 2008 Incentive Stock Plan

Energy Focus, Inc. 1994 Employee Stock Purchase Plan

(Full Title of Plan)

Joseph G. Kaveski

Chief Executive Officer

Energy Focus, Inc.

32000 Aurora Road

Solon, Ohio 44139

440.715.1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gerald W. Cowden

Thomas J. Talcott

Cowden & Humphrey Co. LPA

4600 Euclid Avenue, Suite 400

Cleveland, Ohio 44103-3785

216.241.2880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, pursuant to Energy Focus, Inc. 2008 Incentive Stock Plan	2,000,000	$0.23	$460,000	$52.72
Common Stock, $0.0001 par value per share, pursuant to Energy Focus, Inc. 1994 Employee Stock Purchase Plan	350,000	$.0.23	$80,500	$9.23
Total	2,350,000			$61.95

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock that may be offered or issued under the Energy Focus, Inc. 2008 Incentive Stock Plan and the 1994 Employee Stock Purchase Plan in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act of 1933, as amended. The Registrant's Common Stock is quoted on the Over The Counter Bulletin Board under the symbol “EFOI.” This estimate is based upon the closing sales price per share of the shares of Common Stock of the Registrant on September 18, 2012.

EXPLANATORY NOTE

This registration statement on Form S-8 registers (i) an additional 2,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Energy Focus, Inc. that may be offered and sold under the Energy Focus, Inc. 2008 Incentive Stock Plan, as amended on November 19, 2008, February 25, 2010 and May 8, 2012 (the “Stock Plan”), and (ii) an aggregate of 350,000 shares of Common Stock that may be offered and sold under the Energy Focus, Inc. 1994 Employee Stock Purchase Plan, as amended on December 7, 2000, November 24, 2006, April 25, 2011 and May 8, 2012 (the “Purchase Plan”).

With respect to the additional shares of Common Stock under the Stock Plan, this registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 to register an additional 2,000,000 shares of Common Stock of Energy Focus, Inc. (the “Company”) that may be offered and sold under the Stock Plan, pursuant to the amended Stock Plan as approved by the stockholders of the Company on July 25, 2012. This registration statement registers additional securities of the same class as other securities for which another registration statement filed on this form relating to the same employee benefit plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the Company's previously filed registration statement on Form S-8 relating to the Plan (Registration No. 333-169274), filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2010, is hereby incorporated by reference herein to the extend not otherwise amended or superseded by the contents hereof.

With respect to the additional shares of Common Stock under the Purchase Plan, this registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 to register an additional 150,000 and 200,000 shares of Common Stock of the Company that may be offered and sold under the Purchase Plan, pursuant to the amended Purchase Plan as approved by the stockholders of the Company on June 15, 2011 and July 25, 2012, respectively. This registration statement registers additional securities of the same class as other securities for which another registration statement filed on this form relating to the same employee benefit plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the Company's previously filed registration statement on Form S-8 relating to the Plan (Registration No. 333-138963), filed with the Securities and Exchange Commission (the “Commission”) on November 27, 2006, is hereby incorporated by reference herein to the extend not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed under File No. 000-24230 with the Commission.

(a)	The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2011, SEC File No. 000-24230, filed with the Commission on March 30, 2012, and Amendment No. 1 to that annual report on Form 10-K/A, SEC File No. 000-24230, filed with the Commission on April 30, 2012.

(b)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K and Form 10-K/A referenced in (a) above.

(c)	The Registrant's definitive proxy statement on Schedule 14A for our annual meeting of shareholders, SEC File No. 000-24230, filed with the Commission on June 15, 2012.

(d)

A description of the Registrant's Common Stock, Preferred Stock, and Series A Participating Preferred Stock Purchase Rights contained in its Current Report on Form 8-K SEC File No. 000-24230, filed with the Commission on November 27, 2006, and any amendment or report filed for the purpose of updating that description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act of 1934 (other than information “furnished” rather than “filed”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address: Energy Focus, Inc., 32000 Aurora Road, Solon, Ohio 44139; telephone number 440.715.1300.

Item 8. Exhibits.

Exhibit
No.	Description	Where Located
4.1	Instruments Defining the Rights of Shareholders

Reference is made to Registrant's Current Report on Form 8-K filed on November 27, 2006, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

4.2	Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on November 27, 2006.

4.3	Certificate of Incorporation of the Registrant	Incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement filed on May 1, 2006.

4.4	Agreement and Plan of Merger between Fiberstars, Inc., a California corporation, and Fiberstars, Inc., a Delaware corporation	Incorporated by reference to Appendix C to the Registrant's Definitive Proxy Statement filed on May 1, 2006.

4.5	Certificate of Ownership and Merger, Merging Energy Focus, Inc., a Delaware corporation, into Fiberstars, Inc., a Delaware corporation	Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on May 10, 2007.

4.6	Bylaws of the Registrant	Incorporated by reference to Appendix C to the Registrant's Current Report on Form 8-K filed on November 27, 2006.

4.7	Certificate of Amendment of Certificate of Incorporation of Registrant dated June 16, 2010.	Filed herewith.

4.8	Certificate of Amendment of Certificate of Incorporation of Registrant dated July 25, 2012.	Filed herewith.

4.9	Energy Focus, Inc. 2008 Incentive Stock Plan, as amended	Incorporated by reference to Appendix B to the Company's Preliminary Proxy statement on Form PRER14A filed on June 8, 2012.

4.10	Energy Focus, Inc. 1994 Employee Stock Purchase Plan, as amended	Incorporated by reference to Appendix A to the Company's Preliminary Proxy statement on Form PRER14A filed on June 8, 2012

5.1	Opinion of Cowden & Humphrey Co. LPA	Filed herewith.

23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm	Filed herewith.

23.2	Consent of Cowden & Humphrey Co. LPA (contained in Exhibit 5.1)	Filed herewith.

24.1	Power of Attorney (included in the signature page to this Registration Statement)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on the 21st day of September, 2012.

ENERGY FOCUS, INC.
By:	/s/ Joseph G. Kaveski
Joseph G. Kaveski
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph G. Kaveski, John M. Davenport, and Mark J. Plush, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 21, 2012.

Signature	Title

/s/ JOSEPH G. KAVESKI	Chief Executive Officer and Director
Joseph G. Kaveski	(Principal Executive Officer)

/s/ MARK J. PLUSH	Vice President of Finance and Chief Financial Officer
Mark J. Plush	(Principal Financial and Accounting Officer)

/s/ PAUL VON PAUMGARTTEN	Lead Director
Paul von Paumgartten

/s/ JOHN M. DAVENPORT	Director
John M. Davenport

Director
J. James Finnerty

/s/ R. LOUIS SCHNEEBERGER	Director
R. Louis Schneeberger

/s/ JENNIFER CHENG	Director
Jennifer Cheng

/s/ SIMON CHENG	Director
Simon Cheng

EXHIBIT INDEX

Exhibit
Number	Description of Documents
4.7	Certificate of Amendment of Certificate of Incorporation of Registrant dated June 16, 2010.

4.8	Certificate of Amendment of Certificate of Incorporation of Registrant dated July 25, 2012.

5.1	Opinion of Cowden & Humphrey Co. LPA, including the consent of the firm.

23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm.